Exhibit 99.4

UNAUDITED PRO FORMA

CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

On December 16, 2004, a wholly-owned subsidiary of Nanogen, Inc. merged with and into Epoch Biosciences, Inc. (“Epoch”). Epoch develops and sells proprietary products with commercial applications in the genomics and molecular diagnostics fields. Epoch stockholders received approximately 13.4 million shares of Nanogen common stock for all outstanding shares of Epoch common stock and own approximately 29% of the outstanding capital stock of the combined company. The purchase price was determined through an arms-length negotiation between the parties and will be allocated to the underlying tangible and intangible assets, based on management’s estimate of fair values and remaining economic lives. The excess of the purchase price over the fair value of the assets will be recorded as goodwill.

The merger has been accounted for in these unaudited pro forma condensed combined consolidated financial statements using the purchase method of accounting. The unaudited pro forma condensed combined consolidated balance sheet combines the historical consolidated balance sheets of Nanogen and Epoch as of September 30, 2004, giving effect to the merger as if it had occurred on September 30, 2004. The unaudited pro forma condensed combined consolidated statements of operations combine the historical consolidated statements of operations for Epoch and Nanogen, and also gives effect to Nanogen’s acquisition of SynX Pharma Inc. (“SynX”) on April 21, 2004, for the year ended December 31, 2003 and for the nine months ended June 30, 2004, giving effect to the merger as if it, and the acquisition of SynX, had occurred January 1, 2003. Independent valuation specialists are currently conducting a valuation report in order to assist Nanogen in determining the fair value of the underlying assets. The preliminary work performed by the independent valuation specialists has been considered in management’s estimates of the fair values reflected in these pro forma condensed combined consolidated financial statements. A final determination of the fair values, which cannot be made prior to the completion of the merger, will include management’s consideration of a final valuation report prepared by the independent valuation specialists. The final valuation will be based on the actual net tangible and intangible assets of Epoch that exist as of the date of completion of the merger.

The detailed assumptions used to prepare the unaudited pro forma condensed combined consolidated financial statements are contained in the notes to the unaudited pro forma condensed combined consolidated financial statements. The pro forma adjustments are based on preliminary estimates and information available at the time of the preparation of this joint proxy statement/prospectus and include certain assumptions. The unaudited pro forma condensed combined consolidated financial statements have been prepared by Nanogen for illustrative purposes only and are not necessarily indicative of the condensed combined consolidated financial position or results of operations in future periods, or the results that actually would have been realized had Nanogen, Epoch and SynX been a combined company during the specified periods. Further, the actual amounts recorded as of the completion of the merger may differ materially from the information presented in these unaudited pro forma condensed combined consolidated financial statements.

The unaudited pro forma condensed combined consolidated financial statements also include adjustments for estimates related to Nanogen’s and Epoch’s direct costs associated with the merger including investment banker fees, due diligence fees, legal and accounting costs, severance costs, filing fees and the special meetings of stockholders that were held to approve the merger. A final determination of the direct acquisition costs could differ significantly from the initial estimate used in the unaudited pro forma condensed combined consolidated financial statements.

The unaudited pro forma condensed combined consolidated financial statements, including the notes thereto, should be read in conjunction with the historical consolidated financial statements of Nanogen and Epoch included in their respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2003, and Quarterly Reports on Form 10-Q for the quarter ended September 30, 2004, and the historical financial statements of SynX for the year ended December 31, 2003 and three months ended March 31, 2004 included in Nanogen’s Form 8-K/A filing made on July 6, 2004.

Nanogen, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET

September 30, 2004

(In thousands)

	Historical Nanogen	Historical Epoch	Pro Forma Adjustments (Note 2)		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$6,063	$8,535	$(6,000	)(A)	$8,598
Short-term investments	47,074	—	—		47,074
Restricted cash	—	102	—		102
Accounts receivable, net	1,127	1,730	—		2,857
Inventories	2,428	92	—		2,520
Other current assets	1,943	225	—		2,168

Total current assets	58,635	10,684	(6,000)		63,319
Property and equipment, net	6,955	2,411	—		9,366
Intangibles, net	1,732	—	14,416	(C)	16,148
Other assets, net	1,721	583	—		2,304
Goodwill	10,566	—	85,482	(B)	96,048

Total assets	$79,609	$13,678	$93,898		$187,185

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,599	$—	$—		$1,599
Accrued liabilities	4,303	1,849	—		6,152
Deferred revenue	416	401	(401	)(E)	416
Current portion of capital lease and debt obligations	502	427	—		929
Common stock warrants	—	879	1,054	(I)	1,933

Total current liabilities	6,820	3,556	653		11,029
Capital lease and debt obligations, less current portion	410	290	—		700
Deferred revenue	—	2,561	(2,561	)(E)	—
Deferred rent	589	386	—		975
Other long-term liabilities	4,864	—	—		4,864

Total long-term liabilities	5,863	3,237	(2,561)		6,539
Stockholders’ equity:
Common stock	34	287	(273	)(F)	48
Additional paid-in capital	272,161	87,120	16,366	(F)	375,647
Accumulated other comprehensive loss	(123)	—	—		(123)
Deferred compensation	(260)	—	(809	)(D)	(1,069)
Accumulated deficit	(203,964)	(80,522)	80,522	(F)	(203,964)
Treasury stock	(922)	—	—		(922)

Total stockholders’ equity	66,926	6,885	95,806		169,617

Total liabilities and stockholders’ equity	$79,609	$13,678	$93,898		$187,185

See notes to unaudited pro forma condensed combined consolidated financial statements

Nanogen, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2003

(In thousands, except per share data)

	Historical Nanogen	SynX Acquired Business	Pro Forma Adjustments (Note 3)	Pro Forma Combined	Historical Epoch	Pro Forma Adjustments (Note 2)		Pro Forma Combined
Revenues:
Product sales	$2,762	$457	$—	$3,219	$2,745	$—		$5,964
License fees	84	2,198	—	2,282	5,214	—		7,496
Research services	—	1,772	—	1,772	—	—		1,772
Sponsored research	1,500	—	—	1,500	—	—		1,500
Contract and grant	2,367	—	—	2,367	942	—		3,309

Total revenues	6,713	4,427	—	11,140	8,901	—		20,041

Costs and expenses:
Cost of product sales	3,176	220	—	3,396	2,198	—		5,594
Research and development	19,038	5,970	—	25,008	4,121	223	(G)	29,352
Selling, general and administrative	15,319	3,669	40	19,028	4,065	151	(G)	23,244
Amortization of acquired intangibles	—	—	—	—	—	2,028	(C)	2,028
Termination of license rights	—	—	—	—	425	—		425
Loss on sale of San Diego operations	—	—	—	—	2,805	—		2,805

Total costs and expenses	37,533	9,859	40	47,432	13,614	2,402		63,448

Loss from operations	(30,820)	(5,432)	(40)	(36,292)	(4,713)	(2,402)		(43,407)
Interest income, net	489	60	—	549	21	—		570
Other expense	(157)	(153)	—	(310)	—	—		(310)
Loss on sale of investments	(1,925)	—	—	(1,925)	—	—		(1,925)
Minority interest in consolidated subsidiaries	1,817	—	—	1,817	—	—		1,817

Net loss	$(30,596)	$(5,525)	$(40)	$(36,161)	$(4,692)	$(2,402)		$(43,255)

Net loss per share—basic and diluted	$(1.38)							$(1.16)
Basic and diluted shares outstanding	22,244		1,638			13,426	(H)	37,308

See notes to unaudited pro forma condensed combined consolidated financial statements.

Nanogen, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Nine Months Ended September 30, 2004

(In thousands, except per share data)

	Historical Nanogen	SynX Acquired Business (year-to-date ended April 21, 2004)	Pro Forma Adjustments (Note 3)	Pro Forma Combined	Historical Epoch	Pro Forma Adjustments (Note 2)		Pro Forma Combined
Revenues:
Product sales	$2,280	$86	$—	$2,366	$1,835	$—		$4,201
License fees	214	—	—	214	4,340	—		4,554
Sponsored research	500	162	—	662	—	—		662
Contract and grant	1,365	—	—	1,365	100	—		1,465

Total revenues	4,359	248	—	4,607	6,275	—		10,882

Costs and expenses:
Cost of product sales	4,150	35	—	4,185	1,159	—		5,344
Research and development	12,901	1,267	—	14,168	2,828	167	(G)	17,163
Selling, general and administrative	12,626	1,925	12	14,563	4,105	113	(G)	18,781
Charge for acquired in-process R&D	3,758	—	—	3,758	—	—		3,758
Termination of license rights	—	—	—	—	824	—		824
Amortization of acquired intangibles	—	—	—	—	—	1,521	(C)	1,521

Total costs and expenses	33,435	3,227	12	36,674	8,916	1,801		47,391

Loss from operations	(29,076)	(2,979)	(12)	(32,067)	(2,641)	(1,801)		(36,509)
Interest income, net	433	6	—	439	55	—		494
Other expense (loss)	(256)	—	—	(256)	—	—		(256)
Gain/(loss) on foreign currency translation	1,190	(27)	—	1,163	—	—		1,163
Warrant valuation adjustment	—	—	—	—	975	—		975

Net loss	$(27,709)	$(3,000)	$(12)	$(30,721)	$(1,611)	$(1,801)		$(34,133)

Net loss per share—basic and diluted	$(0.89)							$(0.77)
Basic and diluted shares outstanding	31,034					13,426	(H)	44,460

See notes to unaudited pro forma condensed combined consolidated financial statements

Nanogen, Inc.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation

The unaudited pro forma condensed combined consolidated financial statements of Nanogen have been prepared using the purchase method of accounting. The pro forma adjustments are preliminary and based on management’s estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effects of the acquisitions. The unaudited pro forma combined balance sheet as of September 30, 2004, gives effect to the Epoch merger as if it were completed on that date.

The unaudited pro forma combined statement of operations for the year ended December 31, 2003, and the nine month period ended September 30, 2004 illustrate the effect of the merger of Epoch as if it had occurred on January 1, 2003, and includes the historical statement of operations for Epoch for the periods presented, combined with Nanogen’s unaudited pro forma combined statement of operations for the periods presented, which give effect to the acquisition of SynX on April 21, 2004, as if the acquisition had been completed January 1, 2003.

Certain reclassifications have been made to the historical presentation of Epoch in order to conform the pro forma condensed combined consolidated presentation.

2. Pro Forma Adjustments and Assumptions for Epoch

The following explanations describe the assumptions used in determining the pro forma adjustments necessary to present an unaudited pro forma condensed combined consolidated balance sheet as of September 30, 2004 and the unaudited pro forma condensed combined consolidated statements of operations for the year ended December 31, 2003 and for the nine months ended September 30, 2004.

(A) Adjustment to cash represents Nanogen’s estimated direct transaction costs of $3.1 million, and Epoch’s estimated direct transaction costs of $2.9 million. Transaction costs include financial advisory, severance, legal and other costs.

(B) Under the purchase method of accounting, the total estimated consideration as shown in the table below is allocated to Epoch’s tangible and intangible assets and liabilities based on their estimated fair values as of the date of the completion of the transaction. The estimates below are subject to change and may differ materially upon finalization of the purchase price and purchase price allocation.

The preliminary purchase price is estimated as follows (in thousands):

Nanogen, Inc. common stock (based on the estimated issuance of approximately 13.4 million common shares at $7.27 per share)	$97,605
Nanogen’s direct transaction fees and expenses	3,150
Assumption of Epoch warrants	59
Assumption of Epoch stock options	5,836

Total estimated purchase price	$106,650

Nanogen, Inc.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The estimated purchase price has been preliminarily allocated as follows based on the estimated fair value of net tangible assets acquired and liabilities to be assumed:

Cash, net of Epoch’s estimated transaction costs	$5,685
Accounts receivable	1,730
Inventory	92
Prepaid and other current assets	225
Property and equipment	2,411
Restricted cash	683
Other assets	2
Accounts payable and accrued liabilities	(1,849)
Long term obligations	(717)
Deferred rent	(386)
Common stock warrant liability	(1,933)

5,943

Fair vale of identifiable intangible assets acquired:

Completed technology	11,906
Customer relationships	2,510

14,416

Deferred compensation	809
Goodwill	85,482

Total estimated purchase price	$106,650

(C) Adjustments to intangibles are as follows (in thousands):

Completed technology acquired	$11,906
Customer relationships acquired	2,510

Value assigned to intangible assets	14,416
Less: historical net book value of intangibles	—

Net adjustment to intangibles	$14,416

Acquired identifiable intangibles will be amortized over the estimated useful lives with initial estimates ranging from 3.0 to 10.0 years. The actual adjustments for intangibles are preliminary and are based on management’s estimates and the preliminary work of independent appraisers. The actual amounts and estimated useful lives may differ materially and will be based on a final report from the independent appraisers.

(D) Amount represents the intrinsic value of unvested stock options of Epoch which are to be assumed by Nanogen. The value assigned is an estimate which will be updated upon closing. The actual amount may differ materially.

(E) Epoch’s deferred revenue has been eliminated as such deferred revenue does not represent a substantive legal performance obligation to be assumed by Nanogen for accounting purposes.

Nanogen, Inc.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(F) Represents adjustments to reflect: the elimination of the components of the historical equity of Epoch; the issuance of new Nanogen common stock related to the transaction; the estimated value of warrants assumed; and the estimated value of Epoch’s stock options to be assumed by Nanogen. The value for the options and warrants was estimated using the Black-Scholes valuation model for option pricing with the following assumptions: Nanogen common stock price of $7.27; a risk-free interest rate of 3.53%; a dividend yield of zero; a volatility factor of the expected market price of Nanogen’s common stock of 91%; and a weighted average expected life of 5 years. The value assigned is an estimate which will be updated upon closing. The actual amount may differ materially.

Adjustments to common stock are as follows (in thousands):

Issuance of Nanogen common stock, par value	$14
Elimination of Epoch common stock, par value	(287)

Net adjustment to common stock	$(273)

Adjustments to additional paid-in capital are as follows (in thousands):

Issuance of Nanogen common stock, less par value	$97,591
Assumption of warrants	59
Assumption of options	5,836
Elimination of Epoch additional paid-in capital	(87,120)

Net adjustment to additional paid-in capital	$16,366

(G) Represents the estimated amortization of deferred compensation for each period presented based on a weighted average remaining vesting period of twenty-nine months.

(H) The pro forma basic and diluted weighted average number of shares are calculated by adding Nanogen’s weighted average basic shares outstanding and 13.4 million shares, representing the number of Nanogen common shares issued in conjunction with the transaction.

(I) Nanogen assumed certain warrants issued previously by Epoch during a private equity placement. These warrants provide for cash redemption by the warrant holders upon the occurrence of a change in control that may be outside the control of Nanogen’s Board of Directors, subject to certain exceptions. As a result of the assumption of these warrants, and in accordance with EITF 00-19, “Accounting for Derivative Financial Instruments Indexed To, and Potentially Settled In a Company’s Own Stock,” the fair value of the warrants, measured using the Black-Scholes valuation method, is recorded to reflect the estimated increase in Black-Scholes value over what was reflected in Epoch’s September 30, 2004 balance sheet.

3. Pro Forma Adjustment and Assumptions for SynX

On April 21, 2004, Nanogen completed its acquisition of SynX Pharma Inc., located in Toronto, Canada. Nanogen issued approximately 1.6 million shares of common stock in exchange for all outstanding shares of SynX. The statements of operations for the year ended December 31, 2003 and for the period from January 1, 2004 through April 21, 2004 (date of acquisition) were derived from SynX’s historical financial statements, and have been adjusted to conform with accounting principles generally accepted in the United States, and amounts have been translated from Canadian dollars to United States dollars based on average exchange rates for each period. Beginning on April 21, 2004, the operations of SynX are included in Nanogen’s historical financials.

Pro forma adjustments to SynX’s historical selling, general and administrative expenses relate to amortization of deferred compensation.

Approximately $3.8 million of the SynX purchase price was allocated to in-process research and development which was written-off upon closing.